Exhibit 10.31

TIMKENSTEEL CORPORATION

Performance-Based Restricted Share Unit Agreement

WHEREAS, __________________ (“Grantee”) is an employee of TimkenSteel Corporation (the “Company”) or a Subsidiary thereof; and

WHEREAS, the grant of performance-based Restricted Share Units evidenced hereby was authorized by a resolution of the Compensation Committee (the “Committee”) of the Board and the execution of a performance-based Restricted Share Unit agreement in the form hereof (this “Agreement”) was authorized by a resolution of the Committee.

NOW, THEREFORE, pursuant to the TimkenSteel Corporation Amended and Restated 2020 Equity and Incentive Compensation Plan (the “Plan”) and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company hereby confirms to Grantee the grant, effective December 15, 2023 (the “Date of Grant”), of _____ performance-based Restricted Share Units (the “PRSUs”). All terms used in this Agreement with initial capital letters that are defined in the Plan and not otherwise defined herein will have the meanings assigned to them in the Plan. Subject to the attainment of the Management Objectives described in Section 3 and Exhibit A of this Agreement, plus the terms of Section 6(c) of this Agreement, Grantee may earn from 0% to 200% of the PRSUs.

a.
Payment of PRSUs. The PRSUs will become payable in accordance with the provisions of Section 6 of this Agreement if the Restriction Period lapses and Grantee’s right to receive payment for an applicable payout percentage of the PRSUs becomes earned and nonforfeitable (“Vest,” “Vesting” or “Vested”) in accordance with Section 3 and Section 4 of this Agreement.
b.
PRSUs Not Transferrable. None of the PRSUs nor any interest therein or in any Common Shares underlying such PRSUs is transferable prior to payment other than by will or the laws of descent and distribution upon the death of Grantee.
c.
Normal Vesting of PRSUs; Change in Control.
i.
Performance Metrics. Subject to Section 3(b) of this Agreement and the terms and conditions of Section 4, Section 5 and Section 6 of this Agreement, the PRSUs will be earned on the basis of the degree of achievement of the Management Objectives approved by the Committee on or before the Date of Grant (the “Performance Metrics”) for the period from December 1, 2023 through December 31, 2026, inclusive (the “Performance Period”), as set forth on Exhibit A of this Agreement.
ii.
Performance Metrics upon a Change in Control. Subject to the terms and conditions of Section 4, Section 5 and Section 6 of this Agreement, if a Change in Control occurs on or prior to December 31, 2026 while Grantee is an employee of the Company or a Subsidiary and prior to the Grantee’s death or permanent disability, then, notwithstanding any provision of Section 3(a)of this Agreement, Exhibit A hereof, or Section 12(b) of the Plan to the contrary (but subject to Section 11 of the Plan), (i) a number of PRSUs deemed earned under the Performance Metrics will be determined in accordance with Exhibit A to this Agreement based on the greater of (A) the number of PRSUs earned based on the actual achievement of the Performance Metrics as of the date of the Change in Control, and (B) if applicable, the number of PRSUs that would be earned assuming achievement of an Average Share Price (for purposes of Column A on Exhibit A) equal to the value of the consideration paid for a Common Share in connection with the Change in Control, as reasonably determined in good faith by the Committee, and (ii) any PRSUs that are not deemed earned as described in clause (i) will terminate and be forfeited as of the date of the Change in Control.
iii.
Committee Determination of Performance Metrics. The Vesting of the PRSUs earned (or deemed earned) pursuant to Section 3(a) or Section 3(b) is contingent upon a determination of the Committee that the Performance Metrics have been satisfied and the PRSUs have been so earned, as described in this Section 3 and set forth in Exhibit A.

Exhibit 10.31

iv.
Modification of Performance Metrics. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, the manner in which it conducts business or other events or circumstances render the Performance Metrics specified in this Section 3 to be unsuitable, the Committee may modify such Performance Metrics or the goals or actual levels of achievement regarding the Performance Metrics, in whole or in part, as the Committee deems appropriate.
v.
Vesting. Subject to Section 4 and Section 5 of this Agreement, the PRSUs earned (or deemed earned) in accordance with this Section 3 will Vest (i) with respect to fifty percent (50%) of such earned PRSUs (the “First Installment”) if Grantee is in the continuous employ of the Company or a Subsidiary from the Date of Grant through December 31, 2026 (the “First Vesting Date”), and (ii) with respect to the remaining portion of such earned PRSUs (the “Second Installment”) if Grantee is in the continuous employ of the Company or a Subsidiary from the Date of Grant through December 31, 2027 (the “Second Vesting Date”). For purposes of this Agreement, the continuous employment of Grantee with the Company or a Subsidiary will not be deemed to have been interrupted, and Grantee will not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of the transfer of Grantee’s employment among the Company and its Subsidiaries or if Grantee is absent on leave approved by a duly constituted officer of the Company or its Subsidiaries.
d.
Alternative Vesting of PRSUs. Notwithstanding the provisions of Section 3 of this Agreement, and subject to the payment provisions of Section 6 hereof, to the extent the PRSUs have not been forfeited pursuant to this Section 4 or Section 5 hereof, some or all of the PRSUs will be earned and Vest under the following circumstances:
i.
Death or Disability:
1.
During Performance Period. If Grantee dies or becomes permanently disabled while in the employ of the Company or a Subsidiary prior to the First Vesting Date, then Grantee will Vest immediately on the date of such death or the date that Grantee is determined to be permanently disabled in the number of PRSUs that have been earned based on the actual achievement of the Performance Metrics in accordance with the terms and conditions of Section 3 through the date of such death or determination of permanent disability (or through the date of any applicable earlier Change in Control in accordance with Section 3(b)).
2.
After Performance Period. If Grantee dies or becomes permanently disabled while in the employ of the Company or a Subsidiary on or after the First Vesting Date and prior to the Second Vesting Date, then Grantee will remain eligible for payment of the First Installment that was earned and Vested in accordance with Section 3 and that remains unpaid, if applicable, and Grantee will Vest immediately on the date of such death or the date that Grantee is determined to be permanently disabled in the Second Installment that was determined to be earned based on the actual achievement of the Performance Metrics in accordance with the terms and conditions of Section 3 during the Performance Period (or through the date of any applicable earlier Change in Control in accordance with Section 3(b)).
3.
PRSUs that are earned and Vest in accordance with this Section 4(a) will be paid as provided for in Section 6(b) of this Agreement, and any PRSUs that are not earned and/or do not Vest in accordance with this Section 4(a) will terminate and be forfeited. As used herein, “permanently disabled” means that Grantee has qualified for long-term disability benefits under a disability plan or program of the Company or a Subsidiary or, in the absence of a disability plan or program of the Company or a Subsidiary, under a government-sponsored disability program.
ii.
Termination Without Cause:
1.
During Performance Period. If Grantee’s employment with the Company and its Subsidiaries is involuntarily terminated by the Company or a Subsidiary without Cause prior to the First Vesting Date, then Grantee will Vest immediately on the date of such termination in: (A) if such

Exhibit 10.31

termination occurs within two years after a Change in Control, the number of PRSUs that have been earned based on the actual achievement of the Performance Metrics in accordance with the terms and conditions of Section 3 through the date of such Change in Control; or (B) if Section 4(b)(i)(A) does not apply, a number of PRSUs equal to the product of (1) the number of PRSUs that have been earned based on the actual achievement of the Performance Metrics in accordance with the terms and conditions of Section 3 through the date of such termination, multiplied by (2) a fraction (in no case greater than 1) the numerator of which is the number of whole months from the first day of the Performance Period through the date of such termination and the denominator of which is 49.
2.
After Performance Period. If Grantee’s employment with the Company and its Subsidiaries is involuntarily terminated by the Company or a Subsidiary without Cause on or after the First Vesting Date and prior to the Second Vesting Date, then Grantee will remain eligible for payment of the First Installment that was earned and Vested in accordance with Section 3 and that remains unpaid, if applicable, and Grantee will Vest immediately on the date of such termination in: (A) if such termination occurs within two years after a Change in Control, the Second Installment that was determined to be earned based on the actual achievement of the Performance Metrics in accordance with the terms and conditions of Section 3 during the Performance Period (or through the date of any applicable earlier Change in Control in accordance with Section 3(b)); or (B) if Section 4(b)(ii)(A) does not apply, an additional number of PRSUs equal to the product of (1) the Second Installment that was determined to be earned based on the actual achievement of the Performance Metrics in accordance with the terms and conditions of Section 3 during the Performance Period, if any, multiplied by (2) a fraction (in no case greater than 1) the numerator of which is the number of whole months from the first day of the Performance Period through the date of such termination and the denominator of which is 49.
3.
If Grantee’s employment with the Company and its Subsidiaries is involuntarily terminated by the Company or a Subsidiary without Cause and Section 4(b)(i)(B) or Section 4(b)(ii)(B) hereof applies (in lieu of Section 4(b)(i)(A) or Section 4(b)(ii)(A), as applicable), and if (A) a Change in Control occurs within 70 days after such termination, and (B) Grantee reasonably and promptly demonstrates that such termination was at the request of a third party who has taken steps reasonably calculated to effect such Change in Control, or otherwise arose in connection with or in anticipation of such Change in Control, then Grantee will also be deemed to have Vested (as of the date of such Change in Control) in such additional number of PRSUs that would otherwise have Vested under Section 4(b)(i)(A) or Section 4(b)(ii)(A), as applicable, regarding such Change in Control had Grantee experienced such termination immediately after such Change in Control.
4.
PRSUs that are earned and Vest in accordance with this Section 4(b) will be paid as provided for in Section 6(b) of this Agreement, and any PRSUs that are not earned and/or do not Vest in accordance with this Section 4(b) will terminate and be forfeited. As used herein, the term “Cause” means: any intentional act of fraud, embezzlement or theft in connection with the Grantee’s duties with the Company or a Subsidiary, any intentional wrongful disclosure of secret processes or confidential information of the Company or a Subsidiary, or any intentional wrongful engagement in any competitive activity that would constitute a material breach of Grantee’s duty of loyalty to the Company or a Subsidiary; provided, that no act, or failure to act, on the part of Grantee will be deemed “intentional” unless done or omitted to be done by Grantee not in good faith and without reasonable belief that Grantee’s action or omission was in or not opposed to the best interest of the Company; provided, further, that if Grantee is a party to an individual severance or employment agreement defining Cause, “Cause” will have the meaning set forth in such agreement.
e.
Forfeiture of PRSUs. Any PRSUs that have not Vested pursuant to Section 3 or Section 4 at the First Vesting Date (with respect to the First Installment) or at the Second Vesting Date (with respect to the

Exhibit 10.31

Second Installment) will be forfeited automatically and without further notice on the First Vesting Date or the Second Vesting Date, as applicable (subject to the terms of Section 4(b)). In addition, any PRSUs that have not Vested pursuant to Section 3 or Section 4 will be forfeited automatically and without further notice if, and on such date that, Grantee ceases to be an employee of the Company and its Subsidiaries prior to the Second Vesting Date for any reason other than as described in Section 4.
f.
Form and Time of Payment of PRSUs.
i.
General. Subject to Section 5 and Section 6(b), payment for Vested PRSUs will be made in cash or Common Shares (as determined by the Committee) as follows: (i) for the First Installment, in the year following the First Vesting Date, but in no event later than March 15, 2027; and (ii) for the Second Installment, in the year following the Second Vesting Date, but in no event no later than March 15, 2028.
ii.
Payment Following Alternative Vesting Events. Notwithstanding Section 6(a), to the extent PRSUs Vest in accordance with the alternative vesting provisions set forth in Section 4, Grantee will receive payment for Vested PRSUs in cash or Common Shares (as determined by the Committee) as follows:
1.
In the event of a qualifying death, permanent disability, or involuntary termination without Cause, as applicable, occurring prior to the First Vesting Date, payment of all earned and Vested PRSUs will be made within 45 days of such qualifying event (or promptly after the Change in Control in the case of additional PRSUs deemed to be Vested under the conditions specified in Section 4(b)(iii)), but in any event no later than March 15 of the year following the year in which such death, permanent disability, or involuntary termination without Cause occurs.
2.
In the event of a qualifying death, permanent disability, or involuntary termination without Cause, as applicable, occurring on or after the First Vesting Date and prior to the Second Vesting Date, payment of the First Installment will be made in accordance with Section 6(a) of this Agreement, and payment of the Second Installment will be made within 45 days of such qualifying event (or promptly after the Change in Control in the case of additional PRSUs deemed to be Vested under the conditions specified in the Section 4(b)(iii)), but in any event no later than March 15 of the year following the year in which such death, permanent disability, or involuntary termination without Cause occurs.
iii.
Payment Cap. Importantly, notwithstanding any other provision of the Agreement, if the Market Value per Share exceeds $60.00 on the Payment Cap Measurement Date, then a portion of the PRSUs earned under this Agreement equal to the Excess Number of PRSUs (plus their related dividend equivalents) shall be permanently forfeited and cease to be payable. As used herein, the following terms will have the meaning given below:
1.
“Payment Cap Measurement Date” means the earliest of: (A) the First Vesting Date; (B) the date of any Change in Control occurring during the Performance Period; (C) the date of Vesting under Section 4(a)(i) (i.e., death or permanent disability during the Performance Period); and (D) the date of Vesting under Section 4(b)(i)(B) (i.e., involuntary termination without Cause during the Performance Period and not within two years after a Change in Control); provided, however, that if Vesting under Section 4(b)(iii) is applicable, then the Payment Cap Measurement Date shall instead be considered (X) the date of the applicable Change in Control (if such Change in Control occurs during the Performance Period), or (Y) the First Vesting Date (if such Change in Control occurs after the Performance Period).
2.
“Aggregate Value” for the Payment Cap Measurement Date means a dollar amount equal to the product of (A) the number of PRSUs earned under this Agreement, multiplied by (B) the Market Value per Share on such Payment Cap Measurement Date.
3.
“Aggregate Value Cap” for the Payment Cap Measurement Date means a dollar amount equal to the product of (A) the number of PRSUs earned under this Agreement, multiplied by (B) $60.00.

Exhibit 10.31

4.
“Excess Number of PRSUs” for the Payment Cap Measurement Date means a number of PRSUs equal to the number determined by first calculating the difference between (A) the Aggregate Value and (B) the Aggregate Value Cap, and then dividing the resulting dollar amount by the Market Value per Share on the Payment Cap Measurement Date (rounding up to the nearest whole PRSU).
g.
Dividend Equivalents. Grantee will be credited with cash per PRSU equal to the amount of each cash dividend per Common Share paid by the Company (if any) to holders of Common Shares generally with a record date occurring on or after the Date of Grant and prior to the time when the PRSUs are paid in accordance with Section 6 hereof. Any amounts credited pursuant to the immediately preceding sentence will be subject to the same applicable terms and conditions (including earning, Vesting, payment, and forfeitability) as apply to the PRSUs based on which the dividend equivalents were credited, and such amounts will be paid in either cash or Common Shares, as determined by the Committee in its sole discretion, at the same time as the PRSUs to which they relate. If such amounts are paid in Common Shares, the number of shares so paid will be rounded down to the nearest whole number and will be determined by dividing such credited amounts by the Market Value per Share on the payment date.
h.
Detrimental Activity and Recapture.
i.
Notwithstanding anything in this Agreement to the contrary, in the event that, as determined by the Committee, Grantee engages in Detrimental Activity during employment with the Company or a Subsidiary, the PRSUs will be forfeited automatically and without further notice at the time of that determination. As used herein, “Detrimental Activity” means:
1.
engaging in any activity, as an employee, principal, agent, or consultant, for another entity that competes with the Company in any actual, researched, or prospective product, service, system, or business activity for which Grantee has had any direct responsibility during the last two years of his or her employment with the Company or a Subsidiary, in any territory in which the Company or a Subsidiary manufactures, sells, markets, services, or installs such product, service, or system, or engages in such business activity;
2.
soliciting any employee of the Company or a Subsidiary to terminate his or her employment with the Company or a Subsidiary;
3.
the disclosure to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or one of its Subsidiary’s business, without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company and its Subsidiaries, acquired by Grantee during his or her employment with the Company or its Subsidiaries or while acting as a director of or consultant for the Company or its Subsidiaries thereafter;
4.
the failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by Grantee during employment by the Company and any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate in the United States and in other countries;
5.
activity that results in Termination for Cause. For purposes of this Section 8(a)(v), “Termination for Cause” means a termination: (A) due to Grantee’s willful and continuous gross neglect of his or her duties for which he or she is employed; or (B) due to an act of dishonesty on the part of Grantee constituting a felony resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Company or a Subsidiary; or
6.
any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary unless Grantee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

Exhibit 10.31

Nothing in this Agreement prevents Grantee from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity, Grantee is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

ii.
Notwithstanding anything in this Agreement to the contrary, Grantee acknowledges and agrees that this Agreement and the award described herein (and any settlement thereof) are subject to the terms and conditions of the Company’s clawback policies as may be in effect from time to time, including specifically to implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Shares may be traded) (the “Compensation Recovery Policy”), and that, to the extent the Compensation Recovery Policy, by its terms, is applicable to Grantee’s PRSUs, relevant sections of this Agreement shall be (if necessary) deemed superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof. Further, by accepting the PRSUs covered by this Agreement, Grantee (i) consents to be bound by the terms of the Compensation Recovery Policy, as applicable, (ii) agrees and acknowledges that Grantee is obligated to and will cooperate with, and will provide any and all assistance necessary to, the Company in any effort to recover or recoup any compensation or other amounts subject to clawback or recovery pursuant to the Compensation Recovery Policy and/or applicable laws, rules, regulations, stock exchange listing standards or other Company policy, and (iii) agrees that the Company may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy.
i.
Compliance with Law. The Company will not be obligated to issue any of the Common Shares covered by this Agreement if the issuance thereof would result in violation of any law or regulation to which the Company is subject.
j.
Adjustments. Subject to Section 11 of the Plan, the Committee will make or provide for such adjustments in the number of and kind of Common Shares covered by the PRSUs, or in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of Grantee’s rights under this Agreement that otherwise would result from any (a) extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities involving the Company or (c) any other transaction or event having an effect similar to any of those referred to in Section 10(a) or 10(b) hereof.
k.
Withholding Taxes. If the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with Grantee’s right to receive Common Shares or cash under this Agreement, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of any such Common Shares or cash (or the realization of any other benefit provided for under this Agreement) that Grantee make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts. Grantee may satisfy such tax obligation by paying the Company cash via personal check. Alternatively, unless otherwise determined by the Committee, Grantee may elect that all or any part of such tax obligation be satisfied by the Company’s retention of a portion of the Common Shares provided for under this Agreement or by Grantee’s surrender of a portion of the Common Shares that he or she has owned. In no event, however, shall the Company accept Common Shares for payment of taxes in excess of required tax withholding rates (unless such higher withholding amounts would not result in adverse accounting implications for the Company and the additional withholding amount is authorized by the Committee). If Grantee’s benefit is to be received in the form of Common Shares, and Grantee fails to make arrangements for the payment of required taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold Common Shares having a value equal

Exhibit 10.31

to the amount required to be withheld. Further, notwithstanding anything in this Section 11 to the contrary, if at any time (a) Grantee is subject to reporting as a Director or an “officer” for purposes of Section 16 of the Exchange Act, (b) withholding is required with respect to the award evidenced by this Agreement, and (c) Grantee is subject to trading restrictions pursuant to a periodic or special closed trading window for the Company under its insider trading policies, then the Company shall withhold Common Shares otherwise payable to Grantee under this award in order to satisfy such withholding, with the number of Common Shares withheld having a value equal to the amount required to be withheld. The Common Shares used for tax withholding will be valued at an amount equal to the fair market value of such Common Shares on the date the applicable benefit is to be included in Grantee’s income.
l.
Rights as a Shareholder. Grantee will not have any rights as a Shareholder with respect to any Common Shares granted to him or her under this Agreement prior to the date as of which he or she is actually recorded as the holder of such Common Shares upon the share records of the Company.
m.
Right to Terminate Employment. Nothing in this Agreement limits in any way whatsoever any right the Company or a Subsidiary may otherwise have to terminate the employment of Grantee at any time.
n.
Relation to Other Benefits. Any economic or other benefit to Grantee under this Agreement or the Plan will not be taken into account in determining any benefits to which Grantee may be entitled under any profit‑sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.
o.
Amendments. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent the amendment is applicable to this Agreement; provided, however, that (a) no amendment will adversely affect in a material manner the rights of Grantee with respect to the Common Shares or other securities covered by this Agreement without Grantee’s consent and (b) Grantee’s consent will not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 10D of the Exchange Act. Notwithstanding the foregoing, the limitation requiring the consent of Grantee to certain amendments will not apply to any amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code.
p.
Severability. In the event one or more of the provisions of this Agreement is unenforceable or is invalidated for any reason by a court of competent jurisdiction, such provision will be deemed to be separable from the other provisions of this Agreement, construed or deemed amended or limited in scope to confirm to the applicable laws or, in the discretion of the Committee, such provision will be stricken and the remaining provisions of this Agreement will continue to be valid and fully enforceable.
q.
Governing Law. This Agreement is made under, and will be construed in accordance with, the internal substantive laws of the State of Ohio.
r.
Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to Grantee. This Agreement and the Plan will be administered in a manner consistent with this intent. Notwithstanding any provision of the Agreement to the contrary, if, at the time of Grantee’s separation from service (within the meaning of Section 409A of the Code), (a) Grantee is a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (b) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the first business day of the seventh month after Grantee’s separation from service.

[SIGNATURES ON FOLLOWING PAGE]

Exhibit 10.31

The undersigned Grantee hereby acknowledges receipt of an executed original of this Agreement and accepts the award of PRSUs covered hereby, subject to the terms and conditions of the Plan and the terms and conditions herein above set forth.

_________________________________

Grantee

Date: ___________________________

This Agreement is executed by the Company on this ___ day of ____________, 20___.

TimkenSteel Corporation

By ___________________________________

Kristine C. Syrvalin

Executive Vice President, General Counsel & Chief Human Resources Officer

Exhibit 10.31

Exhibit A

Statement of Management Objectives

Subject to the terms of the Agreement, this Statement of Management Objectives applies to the PRSUs granted to Grantee on the Date of Grant memorialized in the Agreement. Capitalized terms used in the Agreement that are not specifically defined in this Statement of Management Objectives have the meanings assigned to them in the Agreement or in the Plan, as applicable.

Section 1. Definitions. For purposes hereof:

a)
“20-Day Measurement Period” means any period of 20 consecutive trading days during the Performance Period, during which the Average Share Price will be measured on each such trading day.
b)
“Average Share Price” means, for any trading day during the Performance Period, the sum of the Market Value per Share on each day of the Trailing Period, divided by 20.
c)
“Trailing Period” means, for any trading day during the Performance Period, the period of 20 consecutive trading days ending on such trading day.

Section 2. Performance Matrix.

Except as otherwise provided in the Agreement, during the Performance Period, from 0% to 200% of the PRSUs will be earned based on achievement of the Management Objectives measured by achievement of Average Share Price goals as follows:

Column A Average Share Price	Column B Payout %
$30.00 $32.50	20% 40%
$35.00	60%
$37.50	80%
$40.00	100%
$42.50	125%
$45.00	150%
$47.50	175%
$50.00 or greater	200%

Section 3. Number of PRSUs Earned.

Except as otherwise provided in the Agreement, the Committee will determine whether and to what extent the goals relating to the Management Objectives described herein have been satisfied for the Performance Period and will determine the number of PRSUs that will become earned hereunder and under the Agreement on the basis of the following:

a)
For each Average Share Price goal listed in the Performance Matrix above (an “Average Share Price Goal”), as of the first trading day during the Performance Period as of which the Average Share Price of a Common Share has equaled or exceeded such Average Share Price Goal in Column A for each day of a 20-Day Measurement Period, Grantee shall earn a number of the PRSUs (rounded up or down to the nearest whole PRSU) based on the corresponding Payout Percentage in Column B (without regard to whether the Average Share Price of a Common Share subsequently decreases after such 20-Day Measurement Period). There shall be no interpolation between the Average Share Price Goals. Subject specifically to Section 3(b) and Section 6(c) of the Agreement, at the conclusion of the Performance Period, the number of PRSUs earned will be determined using a single Payout Percentage based on the highest Average Share Price Goal achieved during the Performance Period.

Exhibit 10.31

b)
The target number of PRSUs (100%) will be earned if the Average Share Price Goal for the 100% Payout level in the Performance Matrix above is the highest level achieved as described in this Statement of Management Objectives and the Agreement, and the maximum number of PRSUs (200%) will be earned if the Average Share Price Goal for the 200% Payout level in the Performance Matrix above is achieved as described in this Statement of Management Objectives and the Agreement. The lowest number of PRSUs (above zero) set forth in the Performance Matrix above will be earned if the Average Share Price Goal for the lowest Payout level (above zero) in the Performance Matrix above is the highest level achieved as described in this Statement of Management Objectives and the Agreement. Subject to the terms of the Agreement, if none of the Average Share Price Goals resulting in an indicated Payout level (above zero) in the Performance Matrix above has been achieved as of the end of the First Vesting Date, then no PRSUs will be earned under this award and the PRSUs shall be automatically forfeited on December 31, 2026 (or earlier, as applicable, as determined under the terms of the Agreement) for no consideration.